UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2026
Basin Electric Power Cooperative
(Exact name of registrant as specified in its charter)

North Dakota (State or other jurisdiction of incorporation)	333-295074 (Commission File Number)	45-0277395 (I.R.S. Employer Identification No.)
1717 East Interstate Avenue Bismarck, North Dakota (Address of principal executive offices)		58503 (Zip Code)

Registrant’s telephone number, including area code: (701) 223-0441
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: NONE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06 Material Impairments

On September 15, 2026, the Board of Directors (the “Board”) of Dakota Gasification Company ("Dakota Gas"), a wholly owned subsidiary of Basin Electric Power Cooperative (“Basin Electric”), approved a 10-year financial forecast (the "forecast") for Dakota Gas. The forecast included projections that Dakota Gas may not continue its current commercial operations through 2047, the end of the previously estimated useful life of Dakota Gas's long-lived asset group, consisting primarily of property, plant, and equipment. The forecast and certain long-term cash flow projections estimated that Dakota Gas will not generate sufficient future cash flows to recover the carrying value of its property, plant and equipment.

Based on the Board’s approval of the forecast, Basin Electric has determined that a material pre-tax non-cash impairment charge is required under U.S. generally accepted accounting principles for the fiscal quarter ending September 30, 2026. Basin Electric currently estimates that the charge will be approximately $400 million to $600 million for the fiscal quarter ending September 30, 2026. Basin Electric continues to complete its analysis and valuation procedures, and the actual amount of the impairment charge may differ, potentially materially, from this estimate. Basin Electric is seeking approval from the Rural Utilities Service for regulatory accounting treatment of the charge with a proposed recovery period of up to 20 years.

Basin Electric does not expect the impairment charge to result in material future cash expenditures or have a material effect on Basin Electric’s results of operations, financial condition, cash flows or liquidity. In addition, Basin Electric does not expect that the impairment will have a material effect on the compliance by it or Dakota Gas with their respective financial covenants.

Cautionary Note Regarding Forward-Looking Statements

All statements in this report that are not historical including, without limitation, those regarding the forecast and cash flow projections for Dakota Gas, and the expected amount and timing of the impairment charge that Basin Electric will be required to record in connection therewith and its effect on Basin Electric’s results of operations, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “will,” “likely,” “intend,” “plan,” “aim,” “continue,” “believe,” “seek,” “anticipate,” “upcoming,” “may,” “possible,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include: the risks and uncertainties related to the ability of Dakota Gas to continue its current commercial operations; the risk that the impairment charge to be recorded by Basin Electric may be greater than anticipated; the failure to obtain regulatory accounting treatment for the impairment charge to be recorded by Basin Electric; and the other factors disclosed under “RISK FACTORS” in Part II, Item 1A of Basin Electric’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, and in other documents that Basin Electric files or furnishes with the Securities and Exchange Commission. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. All forward-looking statements included in this report are qualified by these cautionary statements. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Basin Electric does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by applicable securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN ELECTRIC POWER COOPERATIVE

Date:	September 18, 2026	By:	/s/ Christopher A. Johnson
Christopher A. Johnson
Senior Vice President and Chief Financial Officer